Applied Digital Reports Fiscal First Quarter 2027 Results
DALLAS, TX – October 7, 2026 -- Applied Digital Corporation (Nasdaq: APLD) ("Applied Digital" or the "Company"), a U.S. based designer, developer, owner, and operator of large-scale, purpose-built data centers engineered to support high-performance computing (“HPC”) workloads, including artificial intelligence (“AI”), machine learning, and other accelerated-compute applications, reported financial results for the fiscal first quarter ended August 31, 2026.
ChronoScale Holdings Corporation ("ChronoScale"), the Company’s majority-owned accelerated-compute platform, is a public company which owns and operates our historic cloud services business and its results are consolidated into our financial statements, but excluded in the non-GAAP financial measures set forth below. Unless otherwise specified, disclosures in this earnings release, including the below, reflect continuing operations only.
Fiscal First Quarter 2027 Financial Highlights
•Revenues: $341.9 million, up 322% from the prior year comparable period
•Net loss attributable to common stockholders: $221.0 million
•Net loss attributable to common stockholders per basic and diluted share: $0.76
•Adjusted revenue: $300.4 million
•Adjusted net loss: $4.1 million
•Adjusted net loss per diluted share: $0.01
•Adjusted EBITDA: $64.4 million
•Net Operating Income: $58.8 million
Adjusted revenue, Adjusted net income (loss), Adjusted net income (loss) per diluted share, Adjusted EBITDA, and Net Operating Income are non-GAAP measures. A reconciliation of each of these Non-GAAP Measures to the most directly comparable financial measure presented in accordance with accounting principles generally accepted in the United States (“GAAP”) is set forth below. These non-GAAP measures exclude the results of ChronoScale. See “Reconciliation of GAAP to Non-GAAP Measures.”
Recent Highlights
•As previously announced on June 8, 2026, signed a 210 MW, 15-year lease at Delta Forge 2 with the Company’s tier-one investment grade hyperscaler customer, representing approximately $5.2 billion of base-term contracted revenue.
•Delivered Phase 1 of Building 2 (75 MW) at Polaris Forge 1 Ready for Service on July 1, 2026, bringing total live capacity at the campus to 175 MW.
•Closed $1.59 billion of 7.000% Senior Secured Notes due 2031, issued at par through subsidiary APLD ComputeCo 3 LLC, to fund construction of the third HPC building (150 MW) at Polaris Forge 1 and to repay the $300 million bridge facility.
•ChronoScale announced plans with Microsoft for a 50 MW AI compute deployment in North America featuring NVIDIA GB300 NVL72 systems and liquid cooling.
Subsequent to the Quarter
•Delivered the second 75 MW phase of Building 2 at Polaris Forge 1 Ready for Service, bringing total live capacity at the campus to 250 MW.
•Secured up to approximately 1 GW of potential power capacity in Finland, establishing a strategic foothold in an emerging European AI market.

•Entered into a Power Purchase Agreement with Base Electron, for the purchase of capacity and energy from an approximately 1,200 MW natural gas-fired generation facility to be developed by Base Electron in North Dakota.
•Polaris Forge 1 was named Project of the Year by the Mid-America Economic Development Council, recognizing its economic impact, community investment, partnerships, and technological innovation.
•Through Applied Digital Cares, committed $350,000 in grants across five organizations in Oliver County, North Dakota, home to Polaris Forge 3, supporting first responders, schools, and community facilities.
Management Commentary
“Our goal is to establish Applied Digital as the category leader in the design, construction, deployment, and operation of purpose-built AI factories,” said Wes Cummins, Chairman and Chief Executive Officer of Applied Digital. “We are building for the long term, with a clear focus on developing large-scale, sustainable AI factory campuses and securing durable, high-quality, long-term contracts with proven, tier-one, investment grade hyperscalers that are leaders in the AI industry.”
On October 1, 2026, the Company achieved Ready for Service for the second 75 MW phase of Building 2 at Polaris Forge 1, bringing fully operational critical IT load at the campus to 250 MW across two buildings and 10 data halls. The Company expects initial operations at Polaris Forge 2 in Harwood to increase delivered critical IT load across our North Dakota campuses to 300 MW by the end of calendar 2026, further demonstrating the Company's ability to execute against its development pipeline.
The Company also took its first step outside the United States, signing an agreement for up to approximately 1 GW of potential power capacity in Finland. Finland shares many of the characteristics that made North Dakota a compelling location for the Company's AI factories: a cool climate that supports efficient operations, access to abundant and reliable power, and room to scale. Management believes this agreement offers meaningful long-term potential while limiting the Company's initial exposure. While Applied Digital's near-term development strategy and execution priorities remain firmly centered on its growing U.S. portfolio, Finland presented itself to us as a measured, opportunistic step into a market that offers attractive long-term potential.
North Dakota remains central to the Company’s strategy. The Company believes the state’s low-cost power, abundant energy resources, low population density, and climate make it one of the most compelling locations in North America for AI factory development, and management expects additional hyperscalers to enter the Dakotas over time. As coastal and metro markets become increasingly constrained and more expensive, Applied Digital believes campuses in low-cost, power-rich regions can support stronger long-term terminal values and become more difficult to replicate.
Power remains the gating factor for AI infrastructure, and the Dakotas are among the few regions where meaningful new capacity can be added at scale. Base Electron Corp., an independent power producer in which Applied Digital holds an approximately 10% equity interest, is developing front-of-the-meter generation that could add multiple gigawatts of new power in the Dakotas over time. Although Base Electron operates independently, the Company believes this new supply source strengthens its ability to expand its Polaris Forge campuses on its own timeline and provides greater visibility into the power available to support future growth in the region.
“As new data center development becomes more difficult in certain markets, we believe the scarcity value of established, powered, and community-supported campuses increases,” Cummins said. “Put simply, we view every new restriction elsewhere as making what we already own harder to replicate. Our approach has always been simple: do it the right way. We don’t just build in communities. We build with them.”

Our community commitment is not abstract. Polaris Forge 1 in Ellendale, North Dakota, was recently named Project of the Year by the Mid-America Economic Development Council for its economic impact, community investment, partnerships, and technological innovation. At the campus, the Company’s use of excess regional grid capacity has returned more than $45 million in electricity credits to local ratepayers. In Center, North Dakota, home to Polaris Forge 3, Applied Digital Cares grants are funding a new sheriff’s deputy, school devices, ambulance and fire equipment, and community facilities. The Company believes this model of local partnership is increasingly important as permitting, power access, and community support become more critical to large-scale AI infrastructure development.
HPC Hosting Update
Applied Digital’s HPC Hosting Business designs, builds, and operates purpose-built AI Factory data centers. As of August 31, 2026, the Company has leases for approximately 1.41 GW of critical IT load across five campuses: Polaris Forge 1, 2, and 3 in North Dakota; Delta Forge 1 in Louisiana; and Delta Forge 2 in Alabama. Those leases represent approximately $36 billion of contracted revenue over their initial base terms, or approximately $86 billion if all renewal options are exercised. Polaris Forge 1 is leased to CoreWeave, Polaris Forge 2 to an investment-grade hyperscaler, and Delta Forge 1, Polaris Forge 3, and Delta Forge 2 to a tier-one investment-grade hyperscaler.
The first 100 MW building at Polaris Forge 1 became operational in October 2025. Building 2 (150 MW) was delivered in two 75 MW phases, the first on July 1, 2026 and the second on October 1 subsequent to quarter end, bringing live capacity at the campus to 250 MW. The third HPC building at Polaris Forge 1 (150 MW), along with Polaris Forge 2, Polaris Forge 3, Delta Forge 1, and Delta Forge 2, are in various stages of construction.
Revenue from our HPC Hosting business totaled $262.6 million for the quarter, including $65.8 million related to base rent, $183.5 million related to tenant fit-out services, and $13.3 million related to tenant recoveries. This resulted in $33.4 million of segment operating profit for the quarter ended August 31, 2026.
Data Center Hosting Update
Applied Digital’s Data Center Hosting Business operates data centers to provide energized space to crypto mining customers. As of August 31, 2026, the Company’s 106 MW facility in Jamestown, ND, and 180 MW facility in Ellendale, ND, were operating at full capacity.
During the three months ended August 31, 2026, the Company generated $37.8 million in revenue from the Data Center Hosting Business segment, compared to $37.9 million during the three months ended August 31, 2025. The results were materially consistent year over year due to stable operating conditions across the Company’s data center hosting facilities.
We are very pleased with our Data Center Hosting Business, which generated $13.3 million in segment operating profit for the three months ended August 31, 2026 on $111.9 million in reported assets at the end of the period.
ChronoScale Update
ChronoScale Holdings Corporation (Nasdaq: CHRN) is a publicly traded accelerated-compute platform in which Applied Digital owns approximately 96%. During the quarter, ChronoScale announced plans with Microsoft for a 50 MW AI compute deployment in North America featuring NVIDIA GB300 NVL72 systems and advanced liquid cooling.
The Company considers its Data Center Hosting Business and the HPC Hosting Business to represent its core operations for long-term strategic and performance evaluation purposes. Accordingly, although we consolidate ChronoScale’s financial results as our majority owned subsidiary, we excluded the results of ChronoScale, including its cloud services business, in our Non-GAAP results presented herein. See “Reconciliation of GAAP to Non-GAAP Measures.”
Financial Results from Operations for Fiscal First Quarter 2027
Operating Results
Services revenue in the fiscal first quarter 2027 was $262.8 million compared to $80.9 million, up 225% from the fiscal first quarter 2026. The increase was primarily due to an increase in tenant fit-out services of approximately $157.2 million, as well as $23.0 million in GPU hardware sales related to ChronoScale.
Data center rental and other revenue was $79.1 million for the three months ended August 31, 2026 compared to no revenue for the three months ended August 31, 2025, as our HPC Hosting Business commenced rental operations in the second quarter of fiscal year 2026. This quarter, we recognized $65.8 million in base rental revenue and $13.3 million related to tenant recoveries.
Services cost of revenues increased $186.9 million, or 318%, from $58.8 million for the three months ended August 31, 2025 to $245.7 million for the three months ended August 31, 2026. The increase in services cost of revenues was primarily due to an increase of approximately $151.1 million in expenses associated with tenant fit-out services for our HPC Hosting Business, as well as approximately $22.4 million associated with GPU hardware sales related to ChronoScale.
Data center rental and other cost of revenues for the three months ended August 31, 2026 were $43.9 million. The primary components included $22.4 million in depreciation and amortization expense on our operational AI Factories at our Polaris Forge 1 campus, $13.3 million in expenses which are reimbursable as tenant recoveries, and $7.8 million in personnel and other operating costs supporting our facilities.
Selling, general and administrative expenses in the fiscal first quarter 2027 were $114.7 million compared to $29.5 million, up 289% from the fiscal first quarter of 2026 driven by the Company’s overall business growth. This increase was primarily due to increases of $51.7 million in stock based compensation due to performance awards and the increase in headcount, $9.9 million in personnel expenses related to the increase in headcount, and $12.1 million in professional service expense primarily related to legal services provided on discrete transactions and projects, as well as general support of the business.
Interest expense increased $69.4 million, or 866%, from $8.0 million for the three months ended August 31, 2025, to $77.4 million for the three months ended August 31, 2026 due to an increase in debt arrangements between the periods.
Interest income increased $35.0 million, or 4,080%, from $0.9 million for the three months ended August 31, 2025 to $35.8 million for the three months ended August 31, 2026 due to an increase in funds held in interest-bearing accounts.
Loss on the change in fair value of derivatives was $49.5 million for the three months ended August 31, 2026, due to a decrease of $56.1 million in the fair value of our Babcock & Wilcox Enterprises, Inc. (“B&W”) common stock warrant and an increase of $6.6 million in the fair value of the derivative assets related to the preferred units and corresponding common units held by APLD HPC TopCo 2’s redeemable noncontrolling interest.
Loss on change in fair value of investment was $11.4 million for the three months ended August 31, 2026, due to a decrease in fair value of our investment in B&W common stock.

Net loss from discontinued operations was $16.1 million for the three months ended August 31, 2026 and represents the income statement activity related to the Ekso business at ChronoScale which is classified as held for sale and discontinued operations.
Net loss from continuing operations attributable to common stockholders for the fiscal first quarter 2027 was $221.0 million, or $0.76 per basic and diluted share. This compares to a net loss attributable to common stockholders from continuing operations of $18.5 million, or $0.07 per basic and diluted share for the fiscal first quarter of 2026.
Adjusted revenue, a non-GAAP financial measure, was $300.4 million for the fiscal first quarter 2027 compared to $64.2 million for the fiscal first quarter of 2026.
Adjusted net loss, a non-GAAP financial measure, was $4.1 million, or $0.01 per diluted share for the fiscal first quarter 2027. This compares to an adjusted net loss, a non-GAAP financial measure, of $7.6 million, or $0.03 per diluted share, for the fiscal first quarter of 2026.
Adjusted EBITDA, a non-GAAP financial measure, was $64.4 million for the fiscal first quarter 2027 compared to an Adjusted EBITDA of $0.5 million for the fiscal first quarter 2026.
Net Operating Income, a non-GAAP financial measure, was $58.8 million for the fiscal first quarter 2027.
For the details of how the Company defines these non-GAAP financial measures and the reconciliation thereof, please see "Reconciliation of GAAP to Non-GAAP Measures" below.
Balance Sheet
As of August 31, 2026, the Company had $3.7 billion in cash, cash equivalents, and restricted cash, along with $6.4 billion in debt.
Conference Call
As previously announced, Applied Digital will host a conference call today, October 7, 2026, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss these results. A question-and-answer session will follow the management’s presentation.
Date: Wednesday, October 7, 2026
Time: 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time)
North America Dial-In: 1-833-461-5787
International Dial-In: +1 (585) 542-9983
Conference ID: 153 131 451
The conference call will be broadcast live and available for replay for one year here.
Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have difficulty connecting with the conference call, please get in touch with Applied Digital’s investor relations team at 1-949-574-3860.
About Applied Digital
Applied Digital Corporation (Nasdaq: APLD) named Best Data Center in the Americas 2025 by Datacloud - designs, develops, owns, and operates large-scale, purpose-built data centers engineered to support HPC workloads, including AI, machine learning, and other accelerated-compute applications. Headquartered in Dallas, TX, and founded in 2021, the Company combines hyperscale expertise, closed-loop cooling, and rapid deployment capabilities to deliver secure, scalable compute at industry-leading speed and efficiency, while creating economic opportunities in underserved communities through its award-winning Polaris Forge AI Factory model. Find more information at www.applieddigital.com. Follow us on X (formerly Twitter) at @APLDdigital.
Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as "intend," “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements that reflect perspectives and expectations regarding lease agreements and any current or prospective data center campus development; (ii) statements about the high-performance computing (HPC) industry; (iii) statements of Company plans and objectives, including the Company’s evolving business model, or estimates or predictions of actions by suppliers; (iv) statements of future economic performance; (v) statements of assumptions underlying other statements and statements about the Company or its business; (vi) statements regarding international markets and expansion and development internationally, (vii) statements regarding the Company’s plans to obtain future project financing; and (viii) statements regarding ChronoScale. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include, among others: our ability to complete construction of our data center campuses as planned, including internationally; the lead time of customer acquisition and leasing decisions and related internal approval processes; changes to artificial intelligence and HPC infrastructure needs and their impact on future plans; costs related to the HPC operations and strategy; our ability to timely deliver any services required in connection with completion of installation under the lease agreements; our ability to raise additional capital to fund the ongoing datacenter construction and operations; differences in sourcing materials and labor internationally; our ability to obtain financing of datacenter leases on acceptable financing terms, or at all; our dependence on principal customers, including our ability to execute and perform our obligations under our leases with key customers; our ability to timely and successfully build new HPC hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations, including internationally; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; and conditions in the debt and equity capital markets. A further list and description of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, including in the sections captioned “Forward-Looking Statements” and “Risk Factors,” and in the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, on the Company’s website (www.applieddigital.com) under “Investors,” or on request from the Company. Information in this earnings release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.
Use and Reconciliation of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented under GAAP, we are presenting certain non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations by providing perspective on results absent one-time or significant non-cash items. We utilize these measures in the business planning process to understand expected operating performance and to evaluate results against those expectations. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our core business operating results regarding factors and trends affecting our business and provide a reasonable basis for comparing our ongoing results of operations. Management considers the Data Center Hosting Business and the HPC Hosting Business to be its core operations for long-run strategic and performance evaluation purposes. Accordingly, these non-GAAP financial measures exclude the results of our consolidated subsidiary, ChronoScale. ChronoScale is included in our consolidated financial statements and results of continuing operations. Due to its strategic role relative to the Company’s core business, management believes the ChronoScale results may obscure underlying trends in the performance of core operations when included in certain non-GAAP measures.
These non-GAAP financial measures are provided as supplemental measures to our performance measures calculated in accordance with GAAP and therefore, are not intended to be considered in isolation or as a substitute for comparable GAAP measures. Excluding the results of ChronoScale in our non-GAAP financial measures removes revenues and expenses that are part of the Company’s consolidated results and continuing operations and should not be viewed as measures or reflections of liquidity or profitability in accordance with GAAP. Further, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Because of the non-standardized definitions of non-GAAP financial measures, we caution investors that the non-GAAP financial measures as used by us in this earnings release have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Further, investors should be aware that when evaluating these non-GAAP financial measures, these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, from time to time in the future there may be items that we may exclude for purposes of our non-GAAP financial measures and we may in the future cease to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of the adjustments to arrive at our non-GAAP financial measures. Investors should review the non-GAAP reconciliations provided below and not rely on any single financial measure to evaluate our business.
Adjusted Revenue
“Adjusted revenue” is a non-GAAP financial measure that represents total revenue excluding ChronoScale revenue.
Adjusted Operating Income (Loss), Adjusted Net Loss from Continuing Operations, and Adjusted Net Loss from Continuing Operations per Diluted Share
“Adjusted operating income (loss)” and “Adjusted net loss from continuing operations” are non-GAAP financial measures that represent operating income and net income (loss) from operations excluding ChronoScale, respectively. Adjusted operating income (loss) is Operating loss excluding operating (loss) income from ChronoScale, stock-based compensation, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, non-cash amortization of customer lease incentives, loss on abandonment of assets, restructuring expenses and other non-recurring expenses that management believes are not representative of our expected ongoing costs. Adjusted net loss from continuing operations is Adjusted operating income (loss) further adjusted for interest expense directly attributable to ChronoScale, loss on change in fair value of derivatives, and loss on change in fair value of investment. We define “Adjusted net loss from continuing operations per diluted share” as Adjusted net loss from continuing operations divided by weighted average diluted share count.

EBITDA and Adjusted EBITDA
“EBITDA” is defined as earnings before interest expense, interest income, income tax expense, and depreciation and amortization and excluding results of ChronoScale. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation, non-cash amortization of customer lease incentives, non-recurring repair expenses, diligence, acquisition, disposition and integration expenses, litigation expenses, loss on abandonment of assets, loss on change in fair value of derivatives, loss on change in fair value of investments, restructuring expenses, and other non-recurring expenses that management believes are not representative of our expected ongoing costs.
Net Operating Income
"Net Operating Income" is a non-GAAP financial measure that represents base rental revenue from the HPC Hosting Business. Net Operating Income is HPC Hosting Business base rental revenue, excluding the non-cash amortization of one-time customer lease incentives provided at contract inception, less rental property operating expenses, property taxes, and property insurance expenses. "Net Operating Income Margin" is defined as Net Operating Income divided by HPC Hosting Business base rental revenue.

Investor Relations Contacts	Media Contact
Matt Glover or Ralf Esper	Buffy Harakidas, EVP
Gateway Group, Inc.	JSA (Jaymie Scotto & Associates)
(949) 574-3860	(856) 264-7827
APLD@gateway-grp.com	jsa_applied@jsa.net

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES Consolidated Balance Sheets (In thousands, except share and par value data) (Unaudited)

	August 31, 2026	May 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$2,949,909	$1,591,988
Restricted cash	313,385	2,381,027
Accounts receivable	114,110	56,309
Prepaid expenses and other current assets (1)	685,638	613,692
Current assets held for sale	19,366	19,841
Total current assets	4,082,408	4,662,857
Property and equipment, net	6,330,411	4,236,300
Operating lease right of use assets, net	72,250	76,922
Finance lease right of use assets, net	109,887	122,523
Other assets	1,112,220	830,710
TOTAL ASSETS	$11,707,176	$9,929,312

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$336,865	$395,474
Accrued liabilities	850,355	548,493
Current portion of operating lease liability	19,199	18,484
Current portion of finance lease liability	43,490	47,585
Current portion of debt	112,645	16,422
Customer deposits	16,752	16,752
Deferred revenue	39,217	4,666
Due to customer	11,448	10,065
Current liabilities held-for-sale	4,988	7,426
Other current liabilities	158,273	97,489
Total current liabilities	1,593,232	1,162,856
Long-term deferred revenue	107	—
Long-term portion of operating lease liability	41,670	47,178
Long-term portion of finance lease liability	2,457	10,731
Long-term debt	6,263,947	4,959,516
Other long-term liabilities	5,432	5,454
Total liabilities	7,906,845	6,185,735
Commitments and contingencies
Temporary equity
Series E preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding at August 31, 2026, and 276,673 shares issued and outstanding at May 31, 2026	—	6,306
Series E-1 preferred stock, $0.001 par value, 62,500 shares authorized, 61,831 shares issued and outstanding at August 31, 2026, and 61,909 shares issued and outstanding at May 31, 2026	56,373	56,460
Series G preferred stock, $0.001 par value, 1,030,000 shares authorized, 128,750 shares issued and outstanding at August 31, 2026, and no shares issued and outstanding at May 31, 2026	124,929	—
Redeemable noncontrolling interest	2,010,873	1,956,303
Stockholders' equity:
Common stock, $0.001 par value, 600,000,000 shares authorized, 304,232,295 shares issued and 297,066,995 shares outstanding at August 31, 2026, and 295,048,903 shares issued and 287,883,603 shares outstanding at May 31, 2026	305	296
Treasury stock, 7,165,300 shares at August 31, 2026 and 7,165,300 shares at May 31, 2026, at cost	(52,737)	(52,737)
Additional paid in capital	2,492,725	2,432,250
Accumulated deficit	(837,821)	(662,333)
Total stockholders’ equity attributable to Applied Digital Corporation	1,602,472	1,717,476
Noncontrolling interest	$5,684	$7,032
Total stockholders’ equity including noncontrolling interest	$1,608,156	$1,724,508
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$11,707,176	$9,929,312
(1)Includes a related party receivable of $59.3 million and $58.6 million as of August 31, 2026 and May 31, 2026, respectively.

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended
	August 31, 2026	August 31, 2025
Revenue:
Services revenue	$262,755	$80,934
Data center rental and other revenue	79,120	—
Total revenue	341,875	80,934
Costs and expenses:
Services cost of revenue	245,709	58,831
Data center rental and other cost of revenue	43,862	140
Selling, general and administrative (1)	114,683	29,482
Loss on abandonment of assets	—	2,243
Total costs and expenses	404,254	90,696
Operating loss	(62,379)	(9,762)
Interest expense	77,383	8,013
Interest income (2)	(35,821)	(857)
Loss on change in fair value of derivatives	49,511	—
Loss on change in fair value of investment	11,352	—
Other expense, net	1,311	—
Net loss from continuing operations before income tax expense	(166,115)	(16,918)
Income tax expense (benefit)	1,886	8
Net loss from continuing operations	(168,001)	(16,926)
Net loss from discontinued operations	(16,054)	—
Net loss	(184,055)	(16,926)
Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	(51,484)	—
Preferred dividends	(1,543)	(1,576)
Net loss attributable to common stockholders	$(237,082)	$(18,502)

Net loss attributable to common stockholders
Continuing operations	$(221,028)	$(18,502)
Discontinued operations	(16,054)	—
Net loss attributable to common stockholders	$(237,082)	$(18,502)

Basic and diluted net loss per share attributable to common stockholders
Continuing operations	$(0.76)	$(0.07)
Discontinued operations	(0.06)	—
Basic and diluted net loss per share attributable to common stockholders	$(0.82)	$(0.07)

Basic and diluted weighted average number of shares outstanding	291,557,618	255,892,902
(1)Includes related party selling, general and administrative expense of $49.7 thousand and $74.3 thousand for the three months ended August 31, 2026 and August 31, 2025, respectively.
(2)Includes related party income of $0.7 million for the three months ended August 31, 2026.

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Three Months Ended
	August 31, 2026	August 31, 2025
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(184,055)	$(16,926)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	41,912	4,152
Stock-based compensation	66,499	15,465
Lease expense	6,517	5,381
Loss on change in fair value of derivatives	49,511	—
Loss on change in fair value of investment	11,352	—
Amortization of debt issuance costs	5,896	4,851
Loss on classification of held for sale	14,126	—
Loss on abandonment of assets	—	2,243
Gain on change in fair value of warrants	(22)	—
Changes in operating assets and liabilities:
Accounts receivable	(56,977)	(29,525)
Prepaid expenses and other current assets	(47,786)	(6,962)
Customer deposits	107	627
Deferred revenue	34,480	(2,316)
Accounts payable	(7,981)	(77,784)
Accrued liabilities	106,701	28,684
Due to customer	1,383	(1,753)
Lease assets and liabilities	5,856	(9,598)
Other current liabilities	1,886	—
Other assets	14,516	1,930
CASH FLOW PROVIDED BY (USED IN) OPERATING ACTIVITIES	63,921	(81,531)
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment and other assets	(2,074,698)	(249,914)
Investment in companies	(8,181)	—
CASH FLOW USED IN INVESTING ACTIVITIES	(2,082,879)	(249,914)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(14,252)	(29,932)
Borrowings of long-term debt	1,648,500	65
Draw on revolver	82,390	—
Repayments of long-term debt	(315,932)	(2,416)
Payment of deferred financing costs	(28,879)	(1)
Tax payments for restricted stock upon vesting	(99,413)	(4,497)
Noncontrolling interest issuance contributions	1,349	—
Proceeds from issuance of common stock	—	196,366
Common stock issuance costs	—	(5,945)
Proceeds from issuance of preferred stock	274,999	175,000
Preferred stock issuance costs	(149)	(4,604)
Redemption of preferred stock	(6,996)	(225)
Dividends issued on preferred stock	(1,543)	(1,576)
Exercise of warrants	—	1
Issuance of equity by subsidiary, net of costs	3,398	—
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	$1,543,472	$322,236

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Three Months Ended
	August 31, 2026	August 31, 2025
NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	$(475,486)	$(9,209)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD, INCLUDING CASH FROM DISCONTINUED OPERATIONS	4,153,431	123,318
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD, INCLUDING CASH FROM DISCONTINUED OPERATIONS	3,677,945	114,109
Less: CASH, CASH EQUIVALENTS, AND RESTRICTED CASH FROM DISCONTINUED OPERATIONS	2	—
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH FROM CONTINUED OPERATIONS	$3,677,943	$114,109

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$242,852	$9,039
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Operating right-of-use assets obtained by lease obligation	$5,497	$—
Finance right-of-use assets obtained by lease obligation	$—	$3,966
Property and equipment in accounts payable and accrued liabilities	$142,284	$132,113
Conversion of preferred stock to common stock	$149,921	$242,480
Issuance of warrants, at fair value	$—	$121,204
Non-cash dividends paid in-kind	$60,051	$—

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (In thousands, except percentage data)

	Three Months Ended
	August 31, 2026	August 31, 2025
Adjusted Revenue
Total revenue (GAAP)	$341,875	$80,934
ChronoScale revenue	(41,482)	(16,718)
Adjusted revenue (Non-GAAP)	$300,393	$64,216

Adjusted operating income (loss)
Operating loss (GAAP)	$(62,379)	$(9,762)
Operating loss from ChronoScale	25,354	(12,531)
Stock-based compensation (1)	59,391	14,446
Non-recurring repair expenses (2)	72	173
Diligence, acquisition, disposition and integration expenses (3)	11,911	1,196
Litigation expenses (4)	1,177	190
Non-cash amortization of customer lease incentives	854	—
Loss on abandonment of assets	—	1,751
Restructuring expenses (5)	129	431
Other non-recurring expenses (6)	1,307	490
Adjusted operating income (loss) (Non-GAAP)	$37,816	$(3,616)
Adjusted operating margin	13%	(6)%

Adjusted net loss from continuing operations
Net loss from continuing operations (GAAP)	$(168,001)	$(16,926)
Operating loss from ChronoScale	25,354	(12,531)
Net interest expense directly attributable to ChronoScale	1,557	3,210
Stock-based compensation (1)	59,391	14,446
Non-recurring repair expenses (2)	72	173
Diligence, acquisition, disposition and integration expenses (3)	11,911	1,196
Litigation expenses (4)	1,177	190
Non-cash amortization of customer lease incentives	854	—
Loss on abandonment of assets	—	1,751
Loss on change in fair value of derivatives	49,511	—
Loss on change in fair value of investment	11,352	—
Restructuring expenses (5)	129	431
Other non-recurring expenses (6)	2,640	490
Adjusted net loss from continuing operations (Non-GAAP)	$(4,053)	$(7,570)
Diluted weighted average number of shares outstanding (Non-GAAP)	291,557,618	255,892,902
Adjusted net loss from continuing operations per diluted share (Non-GAAP)	$(0.01)	$(0.03)

EBITDA and Adjusted EBITDA
Net loss from continuing operations (GAAP)	$(168,001)	$(16,926)
Operating loss from ChronoScale	25,354	(12,531)
Interest expense	77,383	8,013
Interest income	(35,821)	(857)
Income tax (benefit) expense	1,886	8
Depreciation and amortization	26,574	4,153
EBITDA (Non-GAAP)	$(72,625)	$(18,140)
Stock-based compensation (1)	59,391	14,446
Non-recurring repair expenses (2)	72	173
Diligence, acquisition, disposition, and integration expenses (3)	11,911	1,196
Litigation expenses (4)	1,177	190
Non-cash amortization of customer lease incentives	854	—
Loss on change in fair value of derivatives	49,511	—

APPLIED DIGITAL CORPORATION AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (In thousands, except percentage data)

Loss on change in fair value of investment	11,352	—
Loss on abandonment of assets	—	1,751
Restructuring expenses (5)	129	431
Other non-recurring expenses (6)	2,640	490
Adjusted EBITDA (Non-GAAP)	$64,412	$537

Net Operating Income
HPC Hosting Business base rental revenue (GAAP)	$65,800	$—
Non-cash amortization of customer lease incentives	854	—
Rental property operating expenses	(5,726)	—
Property taxes	(821)	—
Property insurance expenses	(1,278)	—
Net Operating Income (Non-GAAP)	$58,829	$—
Net Operating Income margin	89%	—%
(1)Represents stock-based compensation expense and employment taxes incurred in connection with the vesting of stock-based awards.
(2)Represents costs incurred for the non-recurring repair and replacement of equipment at our data center facilities.
(3)Represents legal, accounting and consulting costs incurred in association with certain discrete transactions and projects.
(4)Represents non-recurring litigation expense associated with our defense of class action lawsuits and legal fees related to matters with certain former employees. We do not expect to incur these expenses on a regular basis.
(5)Represents non-recurring expenses associated with employee separations.
(6)Represents expenses that are not representative of our expected ongoing costs.